BY-LAWS
                                    OF
                         STEWART ENTERPRISES, INC.
               (as amended and restated as of June 23, 2000)

                                 SECTION 1

                                  OFFICES

     1.1 PRINCIPAL OFFICE. The principal office of the Corporation shall be located at 110 Veterans Memorial Boulevard, Metairie, Louisiana 70005.

     1.2  ADDITIONAL OFFICES.   The  Corporation  may  have such offices at
such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                 SECTION 2

                           SHAREHOLDERS MEETINGS

     2.1 PLACE OF MEETINGS. Unless otherwise required by law or these By-laws, all meetings of the shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors.

     2.2 ANNUAL MEETINGS; NOTICE THEREOF. An annual meeting of the shareholders shall be held each year on the date and at the time as the Board of Directors shall designate, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting. If no annual shareholders' meeting is held for a period of eighteen months, any shareholder may call such meeting to be held at the registered office of the Corporation as shown on the records of the Secretary of State of the State of Louisiana.

     2.3 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board, or the President. At any time, upon the written request of any shareholder or group of shareholders holding in the aggregate at least 25% of the Total Voting Power (as defined in Article III(D) of the Articles of Incorporation), the Secretary shall call a special meeting of shareholders to be held at the registered office of the Corporation at such time as the Secretary may fix, not less than 15 nor more than 60 days after the receipt of such request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so. Such request must state the specific purpose or purposes of the proposed special meeting and the business to be conducted thereat shall be limited to such purpose or purposes.

     2.4 NOTICE OF MEETINGS. Except as otherwise provided by law, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place and purpose of the meeting to be given to all shareholders entitled to vote at such meeting, at least 10 days and not more than 60 days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose or purposes thereof, unless action is to be taken at the meeting as to which notice is required by law or the By-laws. Notice of a special meeting shall state the purpose or purposes thereof, and the business conducted at any special meeting shall be limited to the purpose or purposes stated in the notice.

     2.5 LIST OF SHAREHOLDERS. At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the Corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting and confirming the number of votes per share as to which each such shareholder is entitled, shall be produced on the request of any shareholder.

     2.6 QUORUM. At all meetings of shareholders, the holders of a majority of the Total Voting Power (as defined in Article III(D) of the Articles of Incorporation) shall constitute a quorum, provided, however, that this subsection shall not have the effect of reducing the vote required to approve any matter that may be established by law, the Articles of Incorporation or these By-laws.

     2.7 VOTING. When a quorum is present at any shareholders' meeting, the vote of the holders of a majority of that portion of the Total Voting Power (as defined in Article III(D) of the Articles of Incorporation) that is present in person or represented by proxy, voting together as a single class, shall decide each question brought before such meeting, unless the resolution of the question requires, by express provision of law, the Articles of Incorporation or these By-laws, a different vote or one or more separate votes by the holders of a class or series of capital stock, in which case such express provision shall apply and control the decision of such question. Directors shall be elected by plurality vote.

     2.8 PROXIES. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing executed by such shareholder and bearing a date not more than eleven months prior to the meeting, unless the instrument provides for a longer period, but in no case will an outstanding proxy be valid for longer than three years from the date of its execution, provided, however, that in no event may a proxy be voted at a meeting called pursuant to La. R.S. 12:138 unless it is executed and dated by the shareholder within 30 days of the date of such meeting. The person appointed as proxy need not be a shareholder of the Corporation.

     2.9 ADJOURNMENTS. Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

     2.10 WITHDRAWAL. If a quorum is present or represented at a duly organized shareholders' meeting, such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum as fixed in Section 2.6 of these By-laws, or the refusal of any shareholders to vote.

     2.11 LACK OF QUORUM. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of
Section 2.9 hereof. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in Section 2.6 hereof, shall nevertheless be deemed to constitute a quorum for the purpose of electing directors.

     2.12  PRESIDING OFFICER.   The  Chairman  of  the  Board  or the Chief
Executive Officer, or in their absence a chairman designated by the Board of Directors, shall preside at all shareholders' meetings.

     2.13 DEFINITION OF SHAREHOLDER. As used in these By-laws, and unless the context otherwise requires, the term shareholder shall mean a person who is (i) the record holder of shares of the Corporation's capital stock or (ii) a registered holder of any bonds, debentures or similar obligations granted voting rights by the Corporation pursuant to La. R.S. 12:75H.

     2.14  BUSINESS TO  BE  CONDUCTED  AT  ANNUAL  AND SPECIAL MEETINGS  OF
SHAREHOLDERS.

          (a) At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of record entitled to vote at such meeting who complies with the procedures set forth in this Section 2.14.

          (b) At any special meeting of shareholders called at the request of a shareholder, or group of shareholders, of record in accordance with the Corporation's Articles of Incorporation and these By-laws, only such business shall be conducted as shall have been (i) submitted by the shareholder, or group of shareholders of record requesting the meeting,
(ii) described in the request for the meeting, and (iii) described in the notice of the meeting.

          (c) At any special meeting of shareholders called at the request of the Board of Directors, the Chairman of the Board or the President of the Corporation, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, the Chairman of the Board or the President or (ii) by any shareholder of record entitled to vote at such meeting who complies with the procedures set forth in this Section 2.14.

          (d) No proposal by a shareholder, or group of shareholders, of record of the Corporation shall be considered at an annual shareholders' meeting unless Sufficient Notice (as described in subparagraph (f) hereof) of the proposal is received by the Secretary of the Corporation not less than 120 calendar days in advance of the date in the current year that corresponds to the date on which proxy materials were first mailed by the Corporation in connection with the previous year's annual meeting. If the date of the annual meeting is changed to a date that is 30 calendar days earlier or later than the date in the current year that corresponds to the date on which the annual meeting was held in the previous year, or if no annual meeting was held in the previous year, Sufficient Notice of the proposal must be received by the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event less than 70 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, Sufficient Notice of the proposal must be received by the Secretary of the Corporation no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

          (e) No proposal by a shareholder, or group of shareholders, of record of the Corporation shall be considered at a special meeting of shareholders called by the Board of Directors, the Chairman of the Board or the President unless Sufficient Notice (as described in subparagraph (f) hereof) of the proposal is received by the Secretary of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event less than 70 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, Sufficient Notice of the proposal must be received by the Secretary of the Corporation no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

          (f) Notice of a proposal shall constitute Sufficient Notice only if it contains (i) a complete and accurate description of the proposal;
(ii) a statement that the shareholder (or the shareholder's legal representative) intends to attend the meeting and present the proposal and that the shareholder intends to hold of record securities of the Corporation entitled to vote at the meeting through the meeting date; (iii) the shareholder's name and address and the number of shares of the Corporation's voting securities that the shareholder holds of record and beneficially as of the notice date; and (iv) a complete and accurate description of any material interest of such shareholder in such proposal.

          (g)  Notwithstanding   compliance  with  this  Section  2.14,  no
shareholder proposal shall be deemed to be properly brought before a shareholders' meeting if it is not a proper subject for action by shareholders under Louisiana law or the Articles of Incorporation.

          (h)  Any shareholder proposal failing to comply with this Section
2.14 shall not be considered at the meeting and, if introduced at the meeting, shall be ruled out of order.

          (i) Nothing in this Section 2.14 is intended to confer any rights to have any proposal included in the notice of any meeting or in proxy materials related to such meeting.

          (j) Notwithstanding the requirement in this Section 2.14 that a shareholder be a shareholder of record in order to present a shareholder proposal at a shareholders' meeting, a beneficial owner of shares entitled to vote at the meeting shall be entitled to present a proposal at a meeting if such beneficial owner complies with Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and the proposal has been included in the Corporation's proxy statement for the meeting pursuant to Rule 14a-8.


                                 SECTION 3

                                 DIRECTORS

     3.1 NUMBER. All of the corporate powers shall be vested in, and the business and affairs of the Corporation shall be managed by, a Board of Directors. Except as otherwise fixed by or pursuant to Article III of the Articles of Incorporation (as it may be duly amended from time to time) relating to the rights of the holders of any class or series of stock having a preference over the Class A and Class B Common Stock as to dividends or upon liquidation to elect additional directors by class vote, the Board of Directors shall consist of up to 12 natural persons, the exact number of which shall be fixed each year by resolution of the Board of Directors, provided that, if after proxy materials for any meeting of shareholders at which directors are to be elected are mailed to shareholders any person or persons named therein to be nominated at the direction of the Board of Directors become unable or unwilling to serve, the number of directors fixed by the Board or Directors for such year shall be automatically reduced by a number equal to the number of such persons unless the Board of Directors selects an additional nominee or nominees to replace such persons. No director need be a shareholder. The Secretary shall have the power to certify at any time as to the number of directors authorized and as to the class to which each director has been elected or assigned. No person shall be eligible for nomination, election or appointment to the Board of Directors unless such person will not have achieved his or her 70th birthday on or prior to the date on which his or her election or appointment would otherwise become effective; provided, however, that (i) the foregoing shall not be applied in a manner that would shorten the current term of office of any incumbent director on the date of the adoption of this by-law, (ii) the Board may, by a vote of two-thirds of its members who are not affected by the decision, exempt any Director from the foregoing limitation in order that such Director may serve one additional term of office; and (iii) such limitation shall not apply to Frank B. Stewart, Jr. so long as he is the record and/or beneficial owner of not less than 3.5 million shares of the Company's Class B Common Stock (as such number may be adjusted from time to time to reflect stock dividends, stock splits, a recapitalization or other similar transactions).

     3.2 POWERS. The Board may exercise all such powers of the Corporation and do all such lawful acts and things which are not by law, the Articles of Incorporation or these By-laws directed or required to be done by the shareholders.

     3.3 CLASSES. The Board of Directors, other than those directors who may be elected by the holders of any class or series of stock having preference over the Class A and Class B Common Stock as to dividends or upon liquidation, shall be divided, with respect to the time during which they shall hold office, into three classes as nearly equal in number as possible, with the initial term of office of Class I directors expiring at the annual meeting of shareholders to be held in 1993, of Class II directors expiring at the next succeeding annual meeting of shareholders and of Class III directors expiring at the second succeeding annual meeting of shareholders, with all such directors to hold office until their successors are elected and qualified. Any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal in number as possible. At each annual meeting of shareholders, directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors are duly elected and qualified.

     3.4 GENERAL ELECTION. At each annual meeting of shareholders, directors shall be elected to succeed those directors whose terms then expire. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     3.5 VACANCIES. Except as otherwise provided in the Articles of Incorporation or these By-laws, (a) the office of a director shall become vacant if he dies, resigns or is duly removed from office and (b) the Board of Directors may declare vacant the office of a director if he (i) is interdicted or adjudicated an incompetent, (ii) is adjudicated a bankrupt,
(iii) in the sole opinion of the Board of Directors becomes incapacitated by illness or other infirmity so that he is unable to perform his duties for a period of six months or longer, or (iv) ceases at any time to have the qualifications required by law, the Articles of Incorporation or these By-laws.

     3.6 FILLING VACANCIES. Except as otherwise provided in Section 3.8 of these By-laws, any vacancy on the Board (including any vacancy resulting from an increase in the authorized number of directors or from failure of the shareholders to elect the full number of authorized directors) may, notwithstanding any resulting absence of a quorum of directors, be filled by a two-thirds vote of the Board of Directors remaining in office, provided that the shareholders shall have the right, at any special meeting called for such purpose prior to any such action by the Board, to fill the vacancy. A director elected pursuant to this section shall serve until the next shareholders' meeting held for the election of directors of the class to which he shall have been appointed and until his successor is elected and qualified.

     3.7  NOTICE OF SHAREHOLDER NOMINEES.  Except as otherwise  provided in
Section 3.8 of these By-laws, only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of record of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered or mailed and received at the principal office of the Corporation not less than 45 days nor more than 90 days prior to the meeting, provided, however, that in the event that less than 55 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth or include the following:

        a. as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residential address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation of which such person is the beneficial owner (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934), (iv) such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected and (v) any other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934; and

        b. as to the shareholder of record giving the notice, (i) the name and address of such shareholder and (b) the class and number of shares of capital stock of the Corporation of which such shareholder is the beneficial owner (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934). If requested in writing by the Secretary the Corporation at least 15 days in advance of the meeting, such shareholder shall disclose to the Secretary, within ten days of such request, whether such person is the sole beneficial owner of the shares held of record by him, and, if not, the name and address of each other person known by the shareholder of record to claim or have a beneficial interest in such shares.

At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. If a shareholder seeks to nominate one or more persons as directors, the Secretary shall appoint two inspectors, who shall not be affiliated with the Corporation, to determine whether the shareholder has complied with this section. If the inspectors shall determine that the shareholder has not complied with this section, the defective nomination shall be disregarded and the inspectors shall direct the Chairman of the meeting to declare at the meeting that such nomination was not made in accordance with the procedures prescribed by the Articles of Incorporation and these By-laws.

     3.8 DIRECTORS ELECTED BY PREFERRED SHAREHOLDERS. Notwithstanding anything in these By-laws to the contrary, whenever the holders of any one or more classes or series of stock having a preference over the Class A and Class B Common Stock as to dividends or upon liquidation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of the Articles of Incorporation (as they may be duly amended from time to time) fixing the rights and preferences of such preferred stock shall govern with respect to the nomination, election, term, removal, vacancies or other related matters with respect to such directors.

     3.9 COMPENSATION OF DIRECTORS. Directors shall receive such compensation for their services, in their capacity as directors, as may be fixed by resolution of the Board of Directors, provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     3.10 VICE CHAIRMAN OF THE BOARD. The Board of Directors may appoint a Vice Chairman of the Board, who shall perform such duties as the Chairman of the Board or the Board of Directors shall prescribe.

                                 SECTION 4

                           MEETINGS OF THE BOARD

     4.1 PLACE OF MEETINGS. The meetings of the Board of Directors may be held at such place within or without the State of Louisiana as a majority of the directors may from time to time appoint.

     4.2 INITIAL MEETINGS. The first meeting of each newly-elected Board shall be held immediately following the shareholders' meeting at which the Board, or any class thereof, is elected and at the same place as such meeting, and no notice of such first meeting shall be necessary for the newly-elected directors in order legally to constitute the meeting.

     4.3 REGULAR MEETINGS; NOTICE. Regular meetings of the Board may be held at such times as the Board may from time to time determine. Notice of regular meetings of the Board of Directors shall be required, but no special form of notice or time of notice shall be necessary.

     4.4 SPECIAL MEETINGS; NOTICE. Special meetings of the Board may be called by the Chairman of the Board or the President on reasonable notice given to each director, either personally or by telephone, mail, telex, telecopy or any other comparable form of facsimile communication. Special meetings shall be called by the Secretary in like manner and on like notice on the written request of a majority of the directors and if such officer fails or refuses, or is unable within 24 hours to call a meeting when requested, then the directors making the request may call the meeting on two days' written notice given to each director. The notice of a special meeting of directors need not state its purpose or purposes, but if the notice states a purpose or purposes and does not state a further purpose to consider such other business as may properly come before the meeting, the business to be conducted at the special meeting shall be limited to the purpose or purposes stated in the notice.

     4.5 WAIVER OF NOTICE. Directors present at any regular or special meeting shall be deemed to have received due, or to have waived, notice thereof, provided that a director who participates in a meeting by telephone (as permitted by Section 4.9 hereof) shall not be deemed to have received or waived due notice if, at the beginning of the meeting, he objects to the transaction of any business because the meeting is not lawfully called.

     4.6 QUORUM. A majority of the Board shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law, the Articles of Incorporation or these By-laws, the acts of a majority of the directors present at a duly-called meeting at which a quorum is present shall be the acts of the Board. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

     4.7 WITHDRAWAL. If a quorum is present when the meeting convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 4.6 hereof, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in Section 4.6 hereof or the refusal of any director present to vote.

     4.8 ACTION BY CONSENT. Any action that may be taken at a meeting of the Board, or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or committee.

     4.9 MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATION. Members of the Board may participate at and be present at any meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other.


                                 SECTION 5

                          COMMITTEES OF THE BOARD

     5.1 GENERAL. The Board may designate one or more committees, each committee to consist of two or more of the directors of the Corporation (and one or more directors may be named as alternate members to replace any absent or disqualified regular members), which, to the extent provided by resolution of the Board or these By-laws, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to documents, but no such committee shall have power or authority to amend the Articles of Incorporation, adopt an agreement of merger, consolidation or share exchange, recommend to the shareholders the sale, lease or exchange of all or substantially all of the Corporation's assets, recommend to the shareholders a dissolution of the Corporation or a revocation of dissolution, remove or indemnify directors, or amend these By-laws; and unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or authorize the issuance of stock. Such committee or committees shall have such name or names as may be stated in these By-laws, or as may be determined, from time to time, by the Board. Any vacancy occurring in any such committee shall be filled by the Board, but the President may designate another director to serve on the committee pending action by the Board. Each such member of a committee shall hold office during the term designated by the Board.

     5.2 COMPENSATION COMMITTEE. The Board shall establish and maintain a Compensation Committee consisting of two or more directors, each of whom shall (i) meet the requirements specified in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, to qualify as a member of a committee of the board of directors able to approve the transactions described therein, (ii) meet the requirements specified in Internal Revenue Code <section>162(m) and the regulations promulgated thereunder relating to members of compensation committees, and (iii) meet any further requirements designated by the Board. The Compensation Committee shall perform such services as may be designated by the Board.

     5.3 AUDIT COMMITTEE. The Board shall establish an Audit Committee consisting of at least three directors, a majority of whom are not officers or employees of the Corporation or any of its affiliates. The Audit Committee shall (i) serve as a focal point for communication between the Corporation's directors, management, independent accountants and internal auditing personnel, as their duties relate to financial accounting, reporting and controls, (ii) assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Corporation and all subsidiaries and the sufficiency of auditing practices with respect thereto, in part, by reviewing the scope of audit coverage, including consideration of the Corporation's accounting practices and procedures and system of internal accounting controls and reporting to the Board with respect thereto, (iii) operate as the Board's principal agent in ensuring the independence of the Corporation's independent accountants, the integrity of management and the adequacy of disclosure to shareholders, and (iv) recommend to the Board the appointment of the Corporation's independent auditors, and (v) perform such other services as may be designated by the Board.

     5.4 NOMINATING COMMITTEE. The Board may establish a Nominating Committee consisting of the Chairman of the Board, the Chief Executive Officer and four other directors who are not officers or employees of the Corporation or any of its affiliates. The Nominating Committee is authorized to (i) identify and recommend to the full Board candidates for nomination to the Board of Directors and (ii) establish procedures for the nomination process and criteria for nomination.

                                 SECTION 6

                         REMOVAL OF BOARD MEMBERS

     Except as may be otherwise provided  in  Section 3.8 of these By-laws,
(i) any director may be removed, with or without cause, by a two-thirds vote of the Board of Directors and (ii) any director or the entire Board of Directors may be removed at any time, with or without cause, by the affirmative vote of the holders of not less than two-thirds of that portion of the Total Voting Power (as defined in Article III(D) of the Articles of Incorporation) that is present or represented at a special shareholders' meeting called for that purpose, voting together as a single class. At the same meeting in which the Board of Directors or the shareholders remove one or more directors, a successor or successors may be elected for the unexpired term of the director or directors removed. Except as provided in the Articles of Incorporation and in this Section 6, directors shall not be subject to removal.

                                 SECTION 7

                                  NOTICES

     7.1 FORM OF DELIVERY. Whenever under the provisions of law, the Articles of Incorporation or these By-laws notice is required to be given to any shareholder or director, it shall not be construed to mean personal notice unless otherwise specifically provided in the Articles of Incorporation or these By-laws, but such notice may be given by mail, addressed to such shareholder or director at his address as it appears on the records of the Corporation, with postage thereon prepaid, or in such other manner as may be specified in these By-laws. Notices given by mail shall be deemed to have been given at the time they are deposited in the United States mail, and all other notices shall be deemed to have been given upon receipt.

     7.2 WAIVER. Whenever any notice is required to be given by law, the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, notice shall be deemed to have been given to, or waived by, any shareholder or director who attends a meeting of shareholders or directors in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the transaction of any business because the meeting is not lawfully called or convened.

                                 SECTION 8

                                 OFFICERS

     8.1 DESIGNATIONS. The officers of the corporation shall be elected by the directors and shall be the Chairman of the Board, President, Secretary and Treasurer. The Board of Directors may appoint a Chief Executive Officer, one or more Vice Presidents and such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. More than one office may be held by one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.

     8.2 TERM OF OFFICE. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board, Chairman of the Board, President or Secretary of the Corporation. Such resignation shall take effect at the time specified therein and acceptance of such resignation shall not be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officers, if any, with the Corporation, but the election of an officer shall not in and of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

     8.3 THE CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at meetings of the Board of Directors and the shareholders and perform such other duties as may be designated by the Board of Directors or these By-laws. He shall be an EX-OFFICIO member of all committees of the Board of Directors, except that he shall be a full member entitled to all the rights and privileges appertaining thereto with respect to committees on which he is named a full member.

     8.4 THE PRESIDENT. The President shall, subject to the powers of the Chairman of the Board, have general and active responsibility for the management of the business of the Corporation, shall, unless otherwise provided by the Board, be the chief executive and chief operating officer of the Corporation, shall supervise the daily operations of the business of the Corporation and shall ensure that all orders, policies and resolutions of the Board are carried out.

     8.5 THE VICE PRESIDENTS. The Vice Presidents (if any) shall perform such duties as the President or the Board of Directors shall prescribe.

     8.6 THE SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and regular and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President. He shall keep in safe custody the seal of the Corporation, if any, and affix such seal to any instrument requiring it.

     8.7 THE TREASURER. The Treasurer shall have the custody of the corporate funds and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall keep a proper accounting of all receipts and disbursements and shall disburse the funds of the Corporation only for proper corporate purposes or as may be ordered by the Board and shall render to the President and the Board at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition and results of operations of the Corporation.

                                 SECTION 9

                                   STOCK

     9.1 CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary evidencing the number and class (and series, if any) of shares owned by him, containing such information as required by law and bearing the seal of the Corporation. If any stock certificate is manually signed by a transfer agent or registrar other than the Corporation itself or an employee of the Corporation, the signature of any such officer may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar of the Corporation before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were an officer, transfer agent or registrar of the Corporation on the date of issue.

     9.2 MISSING CERTIFICATES. The President or any Vice President may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the Corporation's receipt of an affidavit of that fact from the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the officers of the Corporation shall, unless dispensed with by the President, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to (i) give the Corporation a bond or (ii) enter into a written indemnity agreement, in each case in an amount appropriate to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     9.3 TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                SECTION 10

                       DETERMINATION OF SHAREHOLDERS

    10.1 RECORD DATE. For the purpose of determining shareholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than 60 days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than 10 days, prior to the date on which the action requiring the determination of shareholder is to be taken.

    10.2 REGISTERED SHAREHOLDERS. Except as otherwise provided by law, the Corporation and its directors, officers and agents may recognize and treat a person registered on its records as the owner of shares as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and the Corporation's rights under this section shall not be affected by any actual or constructive notice that the Corporation, or any of its directors, officers or agents, may have to the contrary.

                                SECTION 11

                              INDEMNIFICATION

    11.1 DEFINITIONS. As used in this section the following terms shall have the meanings set forth below:

          (a)  "Board" - the Board of Directors of the Corporation.

          (b) "Claim" - any threatened, pending or completed claim, action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether made judicially or extra-judicially, or any separate issue or matter therein, as the context requires.

          (c) "Determining Body" - (i) those members of the Board who are not named as parties to the Claim for which indemnification is being sought ("Impartial Directors"), if there are at least three Impartial Directors,
(ii) a committee of at least three Impartial Directors appointed by the Board (regardless whether the members of the Board of Directors voting on such appointment are Impartial Directors) or (iii) if there are fewer than three Impartial Directors or if the Board of Directors or the committee appointed pursuant to clause (ii) of this paragraph so directs (regardless whether the members thereof are Impartial Directors), independent legal counsel, which may be the regular outside counsel of the Corporation.

          (d) "Disbursing Officer" - the President of the Corporation or, if the President is a party to the Claim for which indemnification is being sought, any officer not a party to such Claim who is designated by the President to be the Disbursing Officer with respect to indemnification requests related to the Claim, which designation shall be made promptly after receipt of the initial request for indemnification with respect to such Claim.

          (e) "Expenses" - any expenses or costs (including, without limitation, attorney's fees, judgments, punitive or exemplary damages, fines and amounts paid in settlement).

          (f) "Indemnitee" - each person who is or was a director or officer of the Corporation.

    11.2  INDEMNITY.

          (a) To the extent such Expenses exceed the amounts reimbursed or paid pursuant to policies of liability insurance maintained by the Corporation, the Corporation shall indemnify each Indemnitee against any Expenses actually and reasonably incurred by him (as they are incurred) in connection with any Claim either against him or as to which he is involved solely as a witness or person required to give evidence, by reason of his position (i) as a director or officer of the Corporation, (ii) as a director or officer of any subsidiary of the Corporation or as a fiduciary with respect to any employee benefit plan of the Corporation, or (iii) as a director, officer, partner, employee or agent of another Corporation, partnership, joint venture, trust or other for-profit or not-for-profit entity or enterprise, if such position is or was held at the request of the Corporation, whether relating to service in such position before or after the effective date of this Section, if he (i) is successful in his defense of the Claim on the merits or otherwise or (ii) has been found by the Determining Body (acting in good faith) to have met the Standard of Conduct (defined below); provided that (A) the amount otherwise payable by the Corporation may be reduced by the Determining Body to such amount as it deems proper if it determines that the Claim involved the receipt of a personal benefit by Indemnitee, and (B) no indemnification shall be made in respect of any Claim as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for willful or intentional misconduct in the performance of his duty to the Corporation or to have obtained an improper personal benefit, unless, and only to the extent that, a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as the court deems proper.

          (b) The Standard of Conduct is met when the conduct by an Indemnitee with respect to which a Claim is asserted was conduct that was in good faith and that he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of a criminal action or proceeding, that he had no reasonable cause to believe was unlawful. The termination of any Claim by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet the Standard of Conduct.

          (c) Promptly upon becoming aware of the existence of any Claim as to which he may be indemnified hereunder, Indemnitee shall notify the President of the Corporation of the Claim and whether he intends to seek indemnification hereunder. If such notice indicates that Indemnitee does so intend, the President shall promptly advise the Board thereof and notify the Board that the establishment of the Determining Body with respect to the Claim will be a matter presented at the next regularly scheduled meeting of the Board. After the Determining Body has been established the President shall inform the Indemnitee thereof and Indemnitee shall immediately provide the Determining Body with all facts relevant to the Claim known to him. Within 60 days of the receipt of such information, together with such additional information as the Determining Body may request of Indemnitee, the Determining Body shall determine, and shall advise Indemnitee of its determination, whether Indemnitee has met the Standard of Conduct.

          (d) During such 60-day period, Indemnitee shall promptly inform the Determining Body upon his becoming aware of any relevant facts not therefore provided by him to the Determining Body, unless the Determining Body has obtained such facts by other means.

          (e)  In   the  case  of  any  Claim  not  involving  a  proposed,
threatened or pending criminal proceeding,

               (i) if Indemnitee has, in the good faith judgment of the Determining Body, met the Standard of Conduct, the Corporation may, in its sole discretion after notice to Indemnitee, assume all responsibility for the defense of the Claim, and, in any event, the Corporation and the Indemnitee each shall keep the other informed as to the progress of the defense, including prompt disclosure of any proposals for settlement; provided that if the Corporation is a party to the Claim and Indemnitee reasonably determines that there is a conflict between the positions of the Corporation and Indemnitee with respect to the Claim, then Indemnitee shall be entitled to conduct his defense, with counsel of his choice; and provided further that Indemnitee shall in any event be entitled at his expense to employ counsel chosen by him to participate in the defense of the Claim; and

               (ii) the Corporation shall fairly consider any proposals by Indemnitee for settlement of the Claim. If the Corporation (A) proposes a settlement acceptable to the person asserting the Claim, or (B) believes a settlement proposed by the person asserting the Claim should be accepted, it shall inform Indemnitee of the terms thereof and shall fix a reasonable date by which Indemnitee shall respond. If Indemnitee agrees to such terms, he shall execute such documents as shall be necessary to effect the settlement. If he does not agree he may proceed with the defense of the Claim in any manner he chooses, but if he is not successful on the merits or otherwise, the Corporation's obligation to indemnify him for any Expenses incurred following his disagreement shall be limited to the lesser of (A) the total Expenses incurred by him following his decision not to agree to such proposed settlement or (B) the amount the Corporation would have paid pursuant to the terms of the proposed settlement. If, however, the proposed settlement would impose upon Indemnitee any requirement to act or refrain from acting that would materially interfere with the conduct of his affairs, Indemnitee may refuse such settlement and proceed with the defense of the Claim, if he so desires, at the Corporation's expense without regard to the limitations imposed by the preceding sentence. In no event, however, shall the Corporation be obligated to indemnify Indemnitee for any amount paid in a settlement that the Corporation has not approved.

          (f) In the case of a Claim involving a proposed, threatened or pending criminal proceeding, Indemnitee shall be entitled to conduct the defense of the Claim, and to make all decisions with respect thereto, with counsel of his choice, provided, however, that the Corporation shall not be obligated to indemnify Indemnitee for an amount paid in settlement that the Corporation has not approved.

          (g) After notifying the Corporation of the existence of a Claim, Indemnitee may from time to time request the Corporation to pay the Expenses (other than judgments, fines, penalties or amounts paid in settlement) that he incurs in pursuing a defense of the Claim prior to the time that the Determining Body determines whether the Standard of Conduct has been met. If the Disbursing Officer believes the amount requested to be reasonable, he shall pay to Indemnitee the amount requested (regardless of Indemnitee's apparent ability to repay such amount) upon receipt of an undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation under the circumstances. If the Disbursing Officer does not believe such amount to be reasonable, the Corporation shall pay the amount deemed by him to be reasonable and Indemnitee may apply directly to the Determining Body for the remainder of the amount requested.

          (h) After the Determining Body has determined that the Standard of Conduct was met, for so long as and to the extent that the Corporation is required to indemnify Indemnitee under this Agreement, the provisions of Paragraph (g) shall continue to apply with respect to Expenses incurred after such time except that (i) no undertaking shall be required of Indemnitee and (ii) the Disbursing Officer shall pay to Indemnitee such amount of any fines, penalties or judgments against him which have become final as the Corporation is obligated to indemnify him.

          (i)  Any   determination  by  the  Corporation  with  respect  to
settlements of a Claim shall be made by the Determining Body.

          (j) The Corporation and Indemnitee shall keep confidential, to the extent permitted by law and their fiduciary obligations, all facts and determinations provided or made pursuant to or arising out of the operation of this Section, and the Corporation and Indemnitee shall instruct its or his agents and employees to do likewise.

    11.3  ENFORCEMENT.

          (a) The rights provided by this Section shall be enforceable by Indemnitee in any court of competent jurisdiction.

          (b) If Indemnitee seeks a judicial adjudication of his rights under this Section Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him in connection with such proceeding but only if he prevails therein. If it shall be determined that Indemnitee is entitled to receive part but not all of the relief sought, then the Indemnitee shall be entitled to be reimbursed for all Expenses incurred by him in connection with such judicial adjudication if the amount to which he is determined to be entitled exceeds 50% of the amount of his claim. Otherwise, the Expenses incurred by Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

          (c) In any judicial proceeding described in this subsection, the Corporation shall bear the burden of proving that Indemnitee is not entitled to any Expenses sought with respect to any Claim.

    11.4 SAVING CLAUSE. If any provision of this Section is determined by a court having jurisdiction over the matter to require the Corporation to do or refrain from doing any act that is in violation of applicable law, the court shall be empowered to modify or reform such provision so that, as modified or reformed, such provision provides the maximum indemnification permitted by law, and such provision, as so modified or reformed, and the balance of this Section, shall be applied in accordance with their terms. Without limiting the generality of the foregoing, if any portion of this Section shall be invalidated on any ground, the Corporation shall nevertheless indemnify an Indemnitee to the full extent permitted by any applicable portion of this Section that shall not have been invalidated and to the full extent permitted by law with respect to that portion that has been invalidated.

    11.5  NON-EXCLUSIVITY.

          (a) The indemnification and advancement of Expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which Indemnitee is or may become entitled under any statute, article of incorporation, by-law, authorization of shareholders or directors, agreement, or otherwise.

          (b) It is the intent of the Corporation by this Section to indemnify and hold harmless Indemnitee to the fullest extent permitted by law, so that if applicable law would permit the Corporation to provide broader indemnification rights than are currently permitted, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law notwithstanding that the other terms of this Section would provide for lesser indemnification.

    11.6 SUCCESSORS AND ASSIGNS. This Section shall be binding upon the Corporation, its successors and assigns, and shall inure to the benefit of the Indemnitee's heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

    11.7 INDEMNIFICATION OF OTHER PERSONS. The Corporation may indemnify any person not covered by Sections 11.1 through 11.6 to the extent provided in a resolution of the Board or a separate section of these By-laws.

                                SECTION 12

                                AMENDMENTS

    12.1 ADOPTION OF BY-LAWS; AMENDMENTS THEREOF. By-laws of the Corporation may be adopted only by a majority vote of the Board of Directors. By-laws may be amended or repealed only by (i) a majority vote of the Board of Directors, except that any amendment to or repeal of
Section 6 of these By-laws shall require an affirmative vote of at least three-quarters of the Board, or (ii) the affirmative vote of the holders of at least two-thirds of that portion of the Total Voting Power (as defined in Article III(D) of the Articles of Incorporation), voting together as a single class, that is present in person or by proxy at any regular or special meeting of shareholders, the notice of which expressly states that the proposed amendment or repeal is to be considered at the meeting.

    12.2 NEW BY-LAWS; AMENDMENTS. Any purported amendment to these By-laws which would add hereto a matter not covered herein prior to such purported amendment shall be deemed to constitute the adoption of a By-law provision and not an amendment to the By-laws.

                                SECTION 13

                               MISCELLANEOUS

    13.1 DIVIDENDS. Except as otherwise provided by law or the Articles of Incorporation, dividends upon the stock of the Corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, property, or shares of stock, subject to the limitations specified in the Articles of Incorporation.

    13.2 VOTING OF SHARES OWNED BY CORPORATION. Unless otherwise directed by the Board, any shares of capital stock issued by a wholly-owned subsidiary of the Corporation may be voted by the President of the Corporation at any shareholders' meeting of the subsidiary (or in connection with any written consent in lieu thereof).

    13.3 CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. Signatures of the authorized signatories may be by facsimile.

    13.4 FISCAL YEAR. The Board of Directors may adopt for and on behalf of the Corporation a fiscal or a calendar year.

    13.5 SEAL. The Board of Directors may adopt a corporate seal, which shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

    13.6 GENDER. All pronouns and variations thereof used in these By-laws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to may require.

    13.7 LOUISIANA'S FAIR PRICE STATUTE. The Company expressly opts into, and accepts the benefits of, La. R.S. 12:132-134, as they may be amended from time to time.

    13.8  CONTROL SHARE ACQUISITION STATUTE.   The Company expressly waives
the benefits of La. R.S. 12:135-140.2, as they may be amended from time to time.